Exhibit 99.1

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092
Noble Corporation Reports Record Third Quarter Earnings of $1.43 per Share;
Up 21 Percent from Third Quarter 2007
SUGAR LAND, Texas, October 22, 2008 — Noble Corporation (NYSE: NE) today reported third quarter 2008 earnings of $383 million, or $1.43 per diluted share, versus $318 million, or $1.18 a share, for the third quarter of last year. Per-share earnings were up 21 percent from the third quarter of 2007 and up 2 percent from the second quarter of 2008.
The results for the 2008 third quarter include net after-tax charges of $0.04 per share primarily related to losses incurred as a result of Hurricanes Gustav and Ike and, to a lesser extent, expenses related to the ongoing independent investigation of its Nigerian operations.
Contract drilling services revenues for the 2008 third quarter were $835 million, up 16 percent from the year-earlier quarter. Contract drilling margins for the third quarter 2008 were approximately 70 percent, generating $396 million in net cash provided by operating activities. The Company invested $355 million in capital projects during the quarter, which includes $88 million related to the recently announced construction of an ultra-deepwater Globetrotter-class drillship, bringing the year-to-date total to $880 million. Debt as a percentage of total capitalization declined to 12.8 percent at September 30, 2008, from approximately 13.1 percent at the end of the second quarter.
“In spite of the volatility in the broader markets, including product prices, our business remains robust and we continue to deliver great results,” said David W. Williams, Chairman, President and Chief Executive Officer. “Our backlog is unprecedented, our costs are under control and the breadth and strength of our customer base provide a solid foundation for us to continue to generate positive results in the months ahead.”
During the third quarter, Noble spent around $260 million to repurchase approximately 5.4 million shares. Year-to-date, we have repurchased approximately 6.0 million shares for a total cost of about $290 million. We have 20.3 million shares remaining on our repurchase authorization.
Earnings for the first nine months of 2008 totaled $4.26 per diluted share compared with $3.19 per diluted share in the same period last year. Contract drilling services revenues were $2.4 billion and earnings were $1.1 billion in the first nine months of 2008, up 24 percent and 33 percent, respectively, from the year-earlier period.

Operations Highlights
During the third quarter 2008, Noble’s North Sea fleet saw the Noble Piet van Ede’s contract extended throughout the remainder of 2009 at a dayrate of $212,000. The Noble Lynda Bossler was extended until October 2009 at a dayrate of $220,000 and the Noble Julie Robertson was awarded a one-year contract beginning in the third quarter of 2009 at a dayrate of $212,000. This recent contract activity reinforces our belief that the North Sea market will remain tight throughout 2009 for both jackups and semisubmersibles. Contract activity in West Africa during the third quarter included a five month extension at $160,000 per day for the Noble Lloyd Noble.
In Mexico, the Noble Carl Norberg was awarded a 731 day contract that included a mobilization fee and an initial dayrate of $155,000. The work is expected to begin in early 2009 following the rig’s mobilization from West Africa. Also in Mexico, the Noble Max Smith, a 7,000’ deepwater semisubmersible, commenced its three year contract on August 1, 2008 at a dayrate of $484,000 and the jackup Noble Tom Jobe began its 1,217 day contract on August 7, 2008 at an initial dayrate of $155,000. In the U.S. Gulf of Mexico, we have executed a two-year term contract for the Noble Paul Romano at $605,000 per day, to commence during the first quarter 2010. The Noble Amos Runner, Noble Paul Romano and Noble Lorris Bouzigard have all been repaired following damage from Hurricane Ike and returned to work as of October 9.
Outlook
“Our outlook remains positive for the balance of 2008 and for 2009, and is driven by our unprecedented fleet backlog and the high percentage of committed days already under contract for next year,” said Williams. “While clearly there are many drivers of rig demand, such as long term commodity pricing and the pace of economic recovery, we expect to continue to see solid demand for our deepwater units around the world. Likewise, we continue to see incremental tender activity for jackups in all of our major international markets. Against this backdrop, we continue to focus on our goals of maintaining operational excellence, executing on our projects, controlling costs, delivering on margins and considering strategic additions to our fleet.”
Noble Corporation is a leading provider of diversified services for the oil and gas industry. The Company performs contract drilling services with its fleet of 63 mobile offshore drilling units located in key markets worldwide, including the U.S. Gulf of Mexico, Middle East, Mexico, the North Sea, Brazil, West Africa and India. The fleet count includes five rigs under construction. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
-end-

This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.
Conference Call
Noble will conduct its earnings related conference call on Thursday, October 23, 2008, at 1:00 p.m., Central Time. Interested parties are invited to listen to the call by dialing (866) 461-7129, or internationally (706) 679-3084, using access code: 59518556 or by asking for the Noble Corporation conference call. A replay of the conference call will be available on Thursday, October 23, 2008, beginning at 5:00 p.m., Central Time, through Wednesday, October 29, 2008, ending at 5:00 p.m., Central Time. The phone number for the conference call replay is (800) 642-1687 or internationally (706) 645-9291, using access code: 59518556. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
NC-459
10/22/08
For additional information, contact:
For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning, Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications, Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
OPERATING REVENUES
Contract drilling services	$835,198	$718,756	$2,416,312	$1,953,175
Reimbursables	18,087	31,478	71,509	91,229
Labor contract drilling services	8,197	40,622	47,346	116,342
Engineering, consulting and other	499	420	1,180	2,953

	861,981	791,276	2,536,347	2,163,699

OPERATING COSTS AND EXPENSES
Contract drilling services	253,729	227,276	746,117	636,168
Reimbursables	16,494	27,675	63,786	79,829
Labor contract drilling services	5,410	32,324	37,294	93,181
Engineering, consulting and other	—	6,073	—	17,369
Depreciation and amortization	92,671	77,992	263,406	210,380
Selling, general and administrative	16,027	24,617	56,967	59,145
Hurricane losses and recoveries, net	10,000	1,600	10,000	1,600
Gain on disposal of assets, net	—	—	(35,521)	—

	394,331	397,557	1,142,049	1,097,672

OPERATING INCOME	467,650	393,719	1,394,298	1,066,027

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(601)	(9,146)	(2,432)	(11,881)
Interest income and other, net	2,304	6,954	7,013	8,624

INCOME BEFORE INCOME TAXES	469,353	391,527	1,398,879	1,062,770
INCOME TAX PROVISION	(86,831)	(73,247)	(256,451)	(204,139)

NET INCOME	$382,522	$318,280	$1,142,428	$858,631

NET INCOME PER SHARE:
Basic	$1.44	$1.19	$4.30	$3.22
Diluted	$1.43	$1.18	$4.26	$3.19

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	264,746	266,684	265,883	266,575
Diluted	267,041	269,476	268,266	269,270

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$213,653	$161,058
Accounts receivable	662,178	613,115
Insurance receivables	—	39,066
Prepaid expenses	40,110	20,721
Other current assets	48,514	26,231

Total current assets	964,455	860,191

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	7,115,513	6,354,782
Other	100,961	80,169

	7,216,474	6,434,951
Accumulated depreciation	(1,821,411)	(1,639,035)

	5,395,063	4,795,916

OTHER ASSETS	251,639	219,899

	$6,611,157	$5,876,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$25,352	$10,334
Accounts payable	305,718	198,395
Accrued payroll and related costs	94,814	115,914
Taxes payable	70,030	85,641
Interest payable	7,434	9,951
Other current liabilities	51,808	72,537

Total current liabilities	555,156	492,772

LONG-TERM DEBT	701,519	774,182
DEFERRED INCOME TAXES	296,250	240,621
OTHER LIABILITIES	100,637	65,705

	1,653,562	1,573,280

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(5,101)	(5,596)

SHAREHOLDERS’ EQUITY
Ordinary shares — par value $0.10 per share; 400,000 shares authorized; 263,807 and 268,223 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	26,381	26,822
Capital in excess of par value	439,679	683,697
Retained earnings	4,511,660	3,602,870
Accumulated other comprehensive loss	(15,024)	(5,067)

	4,962,696	4,308,322

	$6,611,157	$5,876,006

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,142,428	$858,631
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	263,406	210,380
Impairment loss on assets	—	10,189
Hurricane losses and recoveries, net	10,000	—
Deferred income tax provision	14,102	13,197
Share-based compensation expense	28,274	25,951
Pension contributions	(17,445)	(37,615)
Gain on disposal of assets, net	(35,521)	—
Other, net	(3,935)	24,027
Other changes in current assets and liabilities:
Accounts receivable	(49,063)	(111,363)
Hurricane insurance receivables	17,319	—
Other current assets	(43,891)	18,535
Accounts payable	(2,406)	(36,914)
Other current liabilities	8,397	20,367

Net cash from operating activities	1,331,665	995,385

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(563,349)	(541,976)
Other capital expenditures	(243,843)	(330,707)
Major maintenance expenditures	(72,918)	(69,756)
Accrued capital expenditures	92,719	55,940
Hurricane insurance receivables	21,747	—
Proceeds from disposal of assets	39,134	4,643

Net cash from investing activities	(726,510)	(881,856)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term debt borrowing	—	685,000
Short-term debt payment	—	(685,000)
Borrowings on bank credit facilities	—	220,000
Payments on bank credit facilities	(50,000)	(120,000)
Payments of other long-term debt	(7,682)	(7,158)
Net proceeds from employee stock transactions	10,070	24,713
Dividends paid	(233,638)	(21,528)
Repurchases of ordinary shares	(271,310)	(120,687)

Net cash from financing activities	(552,560)	(24,660)

NET INCREASE IN CASH AND CASH EQUIVALENTS	52,595	88,869

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	161,058	61,710

CASH AND CASH EQUIVALENTS, END OF PERIOD	$213,653	$150,579

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended September 30,						Three Months Ended June 30,
	2008			2007			2008
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
OPERATING REVENUES
Contract drilling services	$835,198	$—	$835,198	$718,756	$—	$718,756	$783,280	$—	$783,280
Reimbursables	17,227	860	18,087	24,234	7,244	31,478	19,646	1,318	20,964
Labor contract drilling services	—	8,197	8,197	—	40,622	40,622	—	8,218	8,218
Engineering, consulting and other	94	405	499	401	19	420	464	15	479

	$852,519	$9,462	$861,981	$743,391	$47,885	$791,276	$803,390	$9,551	$812,941

OPERATING COSTS AND EXPENSES
Contract drilling services	$253,729	$—	$253,729	$227,276	$—	$227,276	$256,436	$—	$256,436
Reimbursables	15,604	890	16,494	20,820	6,855	27,675	16,565	1,266	17,831
Labor contract drilling services	—	5,410	5,410	—	32,324	32,324	—	6,547	6,547
Engineering, consulting and other	—	—	—	7	6,066	6,073	—	—	—
Depreciation and amortization	90,923	1,748	92,671	75,627	2,365	77,992	86,636	1,200	87,836
Selling, general and administrative	15,886	141	16,027	24,112	505	24,617	19,526	141	19,667
Hurricane losses and recoveries, net	10,000	—	10,000	1,600	—	1,600	—	—	—
Gain on disposal of assets, net	—	—	—	—	—	—	—	(35,521)	(35,521)

	$386,142	$8,189	$394,331	$349,442	$48,115	$397,557	$379,163	$(26,367)	$352,796

OPERATING INCOME	$466,377	$1,273	$467,650	$393,949	$(230)	$393,719	$424,227	$35,918	$460,145

OPERATING STATISTICS
Jackups:
Average Rig Utilization	91%			95%			93%
Operating Days	3,444			3,532			3,481
Average Dayrate	$150,350			$126,342			$147,081

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	95%			99%			90%
Operating Days	613			636			572
Average Dayrate	$329,586			$282,807			$323,830

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			100%			100%
Operating Days	276			276			273
Average Dayrate	$237,674			$178,403			$192,416

Drillships:
Average Rig Utilization	67%			87%			67%
Operating Days	184			241			182
Average Dayrate	$214,758			$130,019			$131,174

Submersibles:
Average Rig Utilization	67%			68%			67%
Operating Days	184			188			182
Average Dayrate	$55,117			$63,812			$53,039

Total:
Average Rig Utilization	90%			94%			90%
Operating Days	4,701			4,873			4,690
Average Dayrate	$177,683			$147,501			$167,002